                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 18, 1999
                                                          ------------

                           New World Publishing, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-23365                                           84-1290152
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


11872 La Grange Ave., 2nd Floor, Los Angeles, CA 90025
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  877-733-1333
--------------------------------------------------------------------------------

ITEM 1.       CHANGE IN CONTROL OF REGISTRANT.
-------       --------------------------------
ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.
-------       -------------------------------------

              As of May 18, 1999, New World Publishing, Inc., a Colorado corporation (the "Registrant") consummated a transaction, whereby the Registrant acquired all of the issued and outstanding shares of Communications Television, Inc., a California corporation ("CTV") in exchange for the issuance by the Registrant of a total of 19,020,167 newly issued restricted shares of common voting stock to CTV shareholders pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of May 18, 1999, by and between the Registrant and CTV (the "Closing"). As a condition of the closing of the share exchange transaction, certain shareholders of the Company cancelled 7,425,000 shares of common stock. Immediately prior to the share exchange, there were approximately 3,356,500 shares of the Registrant's common stock issued and outstanding. As a result of the acquisition, there were approximately 22,376,667 shares of common stock issued and outstanding.

              CTV is in the business of developing and operating extensive subscriber-based virtual Internet communities through the use of short form direct response television ("DRTV") advertising, Internet, direct mail, and telemarketing campaigns.

              Upon the Closing, the present officers and directors of the Registrant resigned their respective positions, and were replaced with the designees of CTV (subject to Rule 14f-1 of the Exchange Act of 1934). The new officers and directors of the Registrant are:

      NAME                       OFFICE

      Stanton Dodson             Chairman
      David Baeza                Chief Executive Officer, President and Director
      William J. Cooper          Chief Financial Officer and  Secretary
      John Cooper                Director

              The name of each person known to the Registrant to own more than 5% of the securities of the Registrant, persons issued shares pursuant to the Agreement, the current directors and executive officers of the Registrant and the percentage of the total issued and outstanding Common Stock (the only voting securities) of the Registrant owned by such persons as of the Closing date, is as follows:


                                                              AMOUNT OF
NAME AND                                                      BENEFICIAL         PERCENT OF
ADDRESS                                                       OWNERSHIP (1)      CLASS (1)

David Baeza (1)                                               7,392,684 (2)        33.03%
Chief Executive Officer, President and Director

Stanton Dodson (1)                                            6,513,915 (3)        29.11%
Chairman

William Cooper (1)                                              551,044 (4)         2.46%
Chief Financial Officer,
Secretary and Director

John Cooper (1)                                                       0                0%
Director

John and Laurie Quam(5)                                       1,200,000             5.63%
1977 S. Vivian Street
Lakewood, CO 80228

                                        2






Judith F. Harayda (6)                                            10,000                *
1977 S. Vivian Street
Lakewood, CO 80228

All Directors and Officers
as a Group (4 persons)                                       14,457,643             64.6%
-------------------------------

*       Less than 1%

As used in this table, "beneficial ownership" is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) C/o Communications Television, Inc. address: 11872 La Grange Avenue, 2nd Floor, Los Angeles, CA 90025.
(2) Based on 3,186,250 shares of common stock of CTV held by Mr. Baeza, and the exchange ratio of 2.3201833 shares of New World for each share of common or preferred stock of CTV.
(3) Based on 2,807,500 shares of common stock of CTV held by Mr. Dodson, and the exchange ratio of 2.3201833 shares of New World for each share of common or preferred stock of CTV.
(4) Based on 237,500 shares of common stock of CTV held by Mr. Cooper, and the exchange ratio of 2.3201833 shares of New World for each share of common or preferred stock of CTV.
(5) After cancellation of 7,425,000 shares held collectively by John and Laurie Quam, the Registrants prior officers and directors.
(6) The Registrant's prior director.

     As of May 31, 1999, there were approximately 192 shareholders of record.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------      -------------------------------------------------------------------

              (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 75 days of the date of the event reported herein.

              (c)        Exhibits

                         2.      Agreement and Plan of Reorganization

                                 2.1. Agreement and Plan of Reorganization dated as of May 18, 1999, between the Registrant and Communications
                                          Television, Inc.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 2 , 1999                     NEW WORLD PUBLISHING, INC.



                                           By: /s/ David Baeza
                                              ----------------------------------
                                   David Baeza
                                           Chief Executive Officer and President


                                        4